    As filed with the Securities and Exchange Commission on October 25, 1995
                                                       Registration No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                              ------------------


                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                             SL INDUSTRIES, INC.
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            (Exact name of Registrant as Specified in its Charter)


      NEW JERSEY                             21-0682685
------------------------          ------------------------------------
(State of Incorporation)      (I.R.S. Employer Identification No.)

SUITE 306-C, 520 FELLOWSHIP ROAD, MT. LAUREL, NJ        08054
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(Address of Principal Executive Offices)               (Zip Code)



                             SL INDUSTRIES, INC.,
            NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION PLAN
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                           (Full Title of the Plan)



                            OWEN FARREN, PRESIDENT
                             SL INDUSTRIES, INC.
                       SUITE 306-C, 520 FELLOWSHIP ROAD
                         MT. LAUREL, NEW JERSEY 08054
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                   (Name and address of Agent for Service)

                                (609) 727-1500
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        (Telephone Number, including Area Code, of Agent for Service)

                  -----------------------------------------

                                  Copies To:


                          SUSAN E. PENDERY, ESQUIRE
                         Earp, Cohn, Leone & Pendery
                        1515 Market Street, Suite 1600
                           Philadelphia, PA  19102

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                 CALCULATION OF REGISTRATION FEE
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Title of          Amount           Proposed    Proposed    Amount of
Securities        to be            Maximum     Maximum     Registra-
to be             Registered       Offering    Aggregate   tion Fee
Registered           (1)           Price per   Offering
                                   Share(4)    Price(4)
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
Common Stock,     14,974(2)        $3.9375     $58,960.13   $ 20.33
par value $.20     1,071(2)         3.5625       3,815.44      1.32
per share          2,142(2)         4.2500       9,103.50      3.14
                   7,487(2)         4.1875      31,351.81     10.81
                   1,071(2)         4.1250       4,417.88      1.52
                   7,487(2)         4.3125      32,287.69     11.13
                   7,648(2)         5.1250      39,196.00     13.52
                   1,092(2)         4.8750       5,323.50      1.84
                   7,648(2)         4.7500      36,328.00     12.53
                   1,092(2)         4.9375       5,391.75      1.86
                   7,648(2)         5.6875      43,498.00     15.00
                   1,092(2)         6.9375       7,575.75      2.61
                 189,548(3)         7.5000   1,421,610.00    490.21
                 -------                     ------------    ------

                 250,000 shs.               $1,698,859.40   $585.82
                 =======                     ============    ======

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(1)      Pursuant to Rule 416 under the Securities Act of 1933, as amended, an indeterminate number of additional shares of Common Stock, which may become issuable pursuant to the anti-dilution provisions of the SL Industries, Inc., Non-Employee Director Non-Qualified Stock Option Plan, are also being registered hereunder.

(2) Consists of shares of Common Stock which may be sold upon the exercise of options which have previously been granted under the SL Industries, Inc., Non-Employee Director Non-Qualified Stock Option Plan.

(3) Consists of shares of Common Stock which may be sold upon the exercise of options which may hereafter be granted under the SL Industries, Inc., Non-Employee Director Non-Qualified Stock Option Plan.

(4) The proposed maximum aggregate offering price, calculated solely for the purpose of determining the registration fee, has been computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which such options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted, the fee is calculated on the basis of the average of the high and low prices for a share of SL Industries, Inc. Common Stock on October 23, 1995, as reported in the New York Stock Exchange Consolidated Reporting System.

         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the instructions to SEC Form S-8 constituting the Section Section 10(a) Prospectus will be sent or given to employees of the Registrant as specified by Rule 428(b) (1) of the Act. In accordance with the instructions to Part I of the Form S-8, such documents have not been filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act.

         PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant's latest Annual Report on Form 10-K for the year ended July 31, 1994, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since July 31, 1994, the description of the Registrant's capital stock as included in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, as amended from time to time, are incorporated herein by reference. All reports and documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such reports and documents. Any statement or information contained in a report or document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement or information contained herein (or in any other subsequently filed report or document which also is incorporated by reference herein) modifies or supersedes such statement or information. Any such statement or information so modified shall not be deemed to constitute a part hereof, except as so modified, and any statement so superseded shall not be deemed to constitute a part hereof.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 3-5 of the New Jersey Business Corporation Act authorizes and permits, subject to the conditions and limitations set forth therein, indemnification of officers, directors and other persons. Pursuant to this statutory provision, the Registrant's Certificate of Incorporation and By-laws provide, within such limits, for broad indemnification of such persons when acting on behalf of the Registrant and its subsidiaries. In addition, the Registrant has purchased insurance to indemnify officers and directors against liabilities that may result from such capacities and from their actions thereas. The Registrant has also entered into written indemnity agreements with certain officers and directors which provide for broad indemnification for liabilities actually and reasonably incurred in such capacities. Excluded from the scope of the indemnity agreements are liabilities: for which payment is prohibited by law; for which payment is actually made under an insurance policy; for which the indemnitee is otherwise indemnified by the Registrant; resulting from certain claims decided adversely to the indemnitee; resulting from an accounting of profits made from the purchase or sale of the Registrant's securities under federal or state law; or brought about or contributed to by intentional acts of active and deliberate dishonesty of the indemnitee material to the underlying cause of action from which the liability arises. The indemnification thus provided may protect officers and directors from liabilities arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

4.1 Certificate of Incorporation, as amended (previously filed as Exhibit 3-A to the Registrant's report on Form 10-K for the fiscal years ended July 31, 1985, July 31, 1986, July 31, 1987, and July 31, 1988, and
         incorporated herein by reference)

4.2 By-Laws, as amended (previously filed as Exhibit 3.2 to the Registrant's report on Form 8-K filed on August 26, 1992, and incorporated herein by reference)

4.3 SL INDUSTRIES, INC., NON-EMPLOYEE DIRECTOR NON-QUALIFIED STOCK OPTION PLAN (filed herewith)

5 Opinion of Earp, Cohn, Leone & Pendery, A Professional Corporation, as to the legality of the securities being registered (filed herewith)

23.1 Consent of Earp, Cohn, Leone & Pendery, A Professional Corporation (contained in Exhibit 5).

23.2     Consent of Arthur Andersen LLP (filed herewith)

23.3     Consent of Coopers & Lybrand L.L.P. (filed herewith)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mt. Laurel, State of New Jersey, on October 25, 1995.

SL INDUSTRIES, INC.

By:/Owen Farren             /
   --------------------------
   Owen Farren, President and
   Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/Owen Farren                /                      /George R. Hornig,       /
-----------------------------                      --------------------------
OWEN FARREN, Director,                             GEORGE R. HORNIG,
President and Chief Executive Officer              Director
Dated:  October 11, 1995                           Dated:  October 10, 1995


/Ted D. Taubeneck           /                      /J. Dwane Baumgardner    /
-----------------------------                      --------------------------
TED D. TAUBENECK,                                  J. DWANE BAUMGARDNER,
Executive Vice President,                          Director
Treasurer and Secretary                            Dated:  October 16, 1995
Dated:  October 6, 1995


/James E. Morris,           /                      /Edward A. Gaugler       /
-----------------------------                      --------------------------
JAMES E. MORRIS, Vice President                    EDWARD A. GAUGLER,
and Corporate Controller                           Director
Dated:  October 11, 1995                           Dated:  October 25, 1995


/Salvatore J. Nuzzo         /
-----------------------------                      -------------------------
SALVATORE J. NUZZO, Director                       WARREN G. LICHTENSTEIN
Chairman of the Board                              Director
Dated:  October 9, 1995                            Dated:  October    , 1995


/Robert J. Sanator          /
-----------------------------
ROBERT J. SANATOR,
Director
Dated:  October 10, 1995

                              SL INDUSTRIES, INC.

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


Exhibit No.                       Description
-----------                       -----------
4.1                       Certificate of Incorporation,
                          as amended (previously filed as
                          Exhibit 3-A to the Registrant's
                          report on Form 10-K for the fiscal
                          years ended July 31, 1985, July 31,
                          1986, July 31, 1987, and July 31,
                          1988, and incorporated herein by
                          reference)

4.2                       By-Laws, as amended (previously
                          filed as Exhibit 3.2 to the
                          Registrant's report on Form 8-K
                          filed on August 26, 1992, and
                          incorporated herein by reference)

4.3                       SL INDUSTRIES, INC., NON-EMPLOYEE
                          DIRECTOR NON-QUALIFIED STOCK
                          OPTION PLAN (filed herewith)

5                         Opinion of Earp, Cohn, Leone &
                          Pendery, A Professional Corporation,
                          as to the legality of the securities
                          being registered (filed herewith)

23.1                      Consent of Earp, Cohn, Leone &
                          Pendery, A Professional Corporation
                          (contained in Exhibit 5 filed herewith)

23.2                      Consent of Arthur Andersen LLP (filed
                          herewith)

23.3                      Consent of Coopers & Lybrand L.L.P.
                          (filed herewith)